Exhibit 23.11 - Consent of Experts


Beckstead and Watts, LLP
----------------------------
Certified Public Accountants

                                             3340 Wynn Road, Suite B
                                                 Las Vegas, NV 89102
                                                        702.257.1984
                                                    702.362.0540 fax



To Whom It May Concern:

I have issued my report dated October 18, 2001, accompanying the financial statements of Sosa, Inc. for the six months ended June 30, 2001 and for the period ended December 31, 2000 to be filed with its Form SB-2/A-12 filed April 23, 2003. I hereby consent to the incorporation by reference of said report of Sosa, Inc. in its Form SB-2/A-13.

Signed,

/s/ G. Brad Beckstead
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    G. Brad Beckstead, CPA


May 6, 2003


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